AMENDED AND RESTATED LEASE AGREEMENT
                          FOR HOOSIER PARK AT ANDERSON


This Amended and Restated Lease agreement is entered as of the 31st day of January, 1996, by and between the City of Anderson, Indiana, Park and Recreation Board (the Board) and Hoosier Park L.P., a corporation (the "Tenant").

        WHEREAS standardbred horse racing has occurred in Anderson, Indiana since 1900, and

        WHEREAS the Board has operated a horsetrack and barns for stabling, training and racing standardbred horses since at least 1913 and,

        WHEREAS the Constitution and Laws of the State of Indiana now allow for pari-mutuel horse racing and,

        WHEREAS the citizens of Madison County, Indiana have twice given their approval in referendum to measures allowing pari-mutuel wagering and,

        WHEREAS the Madison County Council has given unanimous approval after a public hearing to an ordinance permitting pari-mutuel horse racing in Madison County and,

        WHEREAS a parcel of land containing approximately 110 acres was given to the Board to construct or to have constructed a standardbred racing and training facility and,

        WHEREAS the Board has offered this property for lease in accordance with all applicable Indiana Laws and,

        WHEREAS the Tenant holds the license to conduct mixed breed horse racing and to allow pari-mutuel wagering thereon; and Whereas the Tenant has developed a racetrack and related amenities on the 110 acres pursuant to the existing terms of the Lease including $3.1 million of improvements for the racing of thoroughbreds; and

        WHEREAS the Indiana Horse Racing Commission has granted dates for racing thoroughbred horses at the Premises and the Board has approved the racing of thoroughbred horses at the Premises; and

        WHEREAS, the parties hereto previously entered into a certain Lease Agreement dated the 17th day October, 1990, setting forth certain obligations pertaining to the construction of certain improvement on the premises; and

        WHEREAS, although the parties hereto previously envisioned that the facility as constructed would be utilized solely for the purposes of standardbred racing, but now acknowledge and agree that the premises shall be used for both standardbred and thoroughbred racing; and

        WHEREAS, the parties heretofore have now constructed the aforesaid improvements to the satisfaction of each party, and in accordance with the obligations as previously set out in the lease of October 17, 1990, and do desire to now amend and restate the Lease Agreement to reflect the foregoing changes of circumstances which have occurred since the time of the execution of the prior lease.


Now, therefore, for and in consideration of the premises and of the rentals hereinafter recited and the terms, conditions, and covenants of the lease, the Board does hereby lease the ground described in attachment A together with all improvements located from time to time thereon (the "Premises").


                                                                January 31, 1996
                                        1

                                  ATTACHMENT A


        Beginning at a point being South 00 degrees, 33 minutes and 50 seconds East 1,240 feet and South 88 degrees, 34 minutes and 20 seconds West
        950.55 feet from the Northeast corner of Section 29, Township 19 North Range 8 East and running thence South 00 degrees, 25 minutes and 40 seconds East 2,478.95 feet thence South 88 degrees and 30 minutes West 1,594.75 feet, thence North 00 degrees, 15 minutes and 05 seconds West
        1,066.88 feet, thence South 88 degrees, 24 minutes and 45 seconds West 132 feet to the center of said Section 29, thence South 88 degrees, 24 minutes and 45 seconds West 141.73 feet, thence North 00 degrees, 25 minutes and 40 seconds  West 745.61  feet  thence  North 12 degrees,  06 minutes and 50 seconds East 690.4 feet, thence North 88 degrees, 34 minutes and 20 seconds East 1,715.25 feet to the point of beginning.

        Being a part of Section 29, Township 19 North, Range 8 East and containing 98.338 acres, more or less.

        Beginning at the center of Section 29, Township 19 North, Range 8 East and running thence North 88 degrees, 24 minutes and 45 seconds East 132 feet, thence South 00 degrees, 15 minutes and 05 seconds East 1,066.68 feet thence South 88 degrees and 30 minutes West 270.45 feet, thence North 00 degrees, 25 minutes and 40 seconds West 1,066.39 feet, thence North 99 degrees, 24 minutes and 45 seconds East 141.73 feet to the place of beginning.

        Being a part of the Southwest Section 29, Township 19 North, Range 8 East and containing 3.43 Acres; and a part of the Southeast quarter of said Section 29 and containing 3.232 Acres and containing in all 6.662 acres, more or less.

        A part of Section 29, Township 19 North, Range 8 East, Madison County, Indiana, described as follows: commencing at the Northeast corner of said section; thence South 0 degrees 33 minutes 50 seconds East 1,240.00 feet along the East line of said section; thence South 88 degrees 34 minutes 20 seconds West 2,665.80 feet to the point of beginning of this description: thence South 12 degrees 06 minutes 50 seconds West 690.40 feet; thence South 0 degrees 25 minutes 40 seconds East 1,810.00 feet; thence North 21 degrees 13 minutes 03 seconds West 388.10 feet; thence Northwesterly 423.61 feet along an acre to the left and having a radius of 200.00 feet and subtended by a long chord having a bearing of North 06 degrees 11 minutes 16 seconds West and a length of 348.75 feet; thence North 08 degrees 39 minutes 28 seconds East 294.68 feet; thence Northeasterly 905.91 feet along an arc to the left and having a radius of 5,779.58 feet and subtended by a long chord having a bearing of North 04 degrees 10 minutes 02 seconds East and a length of 904.98 feet; thence North 0 degrees 19 minutes 23 seconds West 577.50 feet; thence North 88 degrees 34 minutes 20 seconds East 202.58 feet to the point of beginning and containing 5.706 acres, more of less.

I.      BASIC AGREEMENT

The Board as owner of the Premises does hereby covenant and agree to perform the obligations as herein imposed upon the Board, and to lease the Premises to the Tenant.

The Tenant does hereby covenant and agree to perform the obligations as herein imposed upon Tenant and to lease the Premises from the Board for use in the offering of pari-mutuel race meetings and race horse training.

II.     AGREEMENT TO LEASE, DESCRIPTION AND USE OF PREMISES

The Board does hereby lease the Premises to the Tenant and the Tenant hereby leases the Premises from the Board "as is" without any warranty as to fitness for Tenant's purpose or otherwise.

The Premises is leased to Tenant for the sole purpose of conducting pari-mutuel horse racing and race horse training and any other customary related purpose in which a pari-mutuel license holder can lawfully engage. Any other uses of the Premises must have the express written approval of the Board.

As used herein, any reference to "thoroughbred racing" shall include any racing conducted over a flat course.



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



III.    TERM OF LEASE

1. The initial term of this Lease shall commence on March 23, 1993, and end at midnight on April 22, 2003.

2. The Tenant shall have options to renew the Lease for three additional 10 year periods upon and subject to same terms and conditions. The Tenant shall exercise such options by delivering notice to the Board in writing at least six months prior to the expiration of the primary term or current extended term, as applicable.

IV.     RENT

Rent payments shall be made by the third business day of the week following each week in the amounts specified in No. 1 below.

If the minimum rent has not been paid by December 31 of any year during the term, then tenant shall pay the balance owed by the third business day in the following calendar year, provided, however, that the minimum rate shall be pro-rated, (based upon a 365 day year) for any partial year as a result of the final year of the term of this agreement.

A late penalty of ten (10%) percent above the amount due shall be charged as a late payment for payments not delivered within five (5) days of the due day.


1. The tenant will pay to the Board an annual rent of $128,520.00, or the aggregate of the following amounts, whichever is greater:

        a. One-half of one percent (.5%) of the aggregate of all pari-mutuel pools, excluding refundable wagers, generated in the following manners:

        i. by patrons wagering at the Premises on live races being run at the Premises;

        ii. by patrons wagering at the Premises on races simulcast from other locations within or without the State of Indiana.

        iii. by patrons wagering on live races being run at the Premises while at any satellite wagering facility located in Indiana and owned by the Tenant.

        b. Ten percent (10%) of the Tenant's net receipts generated by wagers made by patrons on live races being run at the Premises while at satellite wagering facilities located in Indiana and owned by third parties. For purposes of calculating this amount, "net receipts" means amounts received from such facilities for use of the Tenant's signal less direct expenses incurred to send the signal, amounts payable to horsemen and any applicable taxes.

        c The rent which results from handle wagered at the Tenant's satellite wagering facilities in or out of Indiana will be reduced by the amount of the attendance tax received by the City of Anderson, Indiana, pursuant to I.C. 4- 31-9-5(b)(1)(A) as a result of paid admission to Tenant's satellite facility.

        d. No other handle (including, without limitation, handle generated by patrons wagering at out-of-state locations on live races emanating from the Premises, and handle generated by patrons wagering at the Tenants satellite wagering facilities on live races simulcast from third parties' locations within or without the included in handle for the purpose of calculating the rent.

2. To assist the Board in determining the annual rent which is payable by the Tenant, the Tenant shall provide to the Board not later than the third day of the week, all reports of attendance and handle for the previous calendar week, which the Tenant is required to provide to the Indiana Racing Commission.



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



V.      LICENSE

1. The Tenant currently holds a horse racing permit to conduct pari-mutuel horse racing at the Premises.

               The Tenant shall apply for a horse racing permit on or before November 1st, of each succeeding year or as required by the Indiana Horse Racing Commission, so as to continue to hold such permit at all times.

2. The Tenant shall be responsible for all costs associated with obtaining and maintaining a horse racing permit.

3. The Tenant shall conduct live races at least as many days per year as required by statute in order to hold a pari-mutuel license.

VI.     IMPROVEMENTS

1. The Tenant has heretofore satisfactorily constructed a grandstand, including an enclosed theater-type seating facility, a clubhouse/restaurant, an additional bench-type seating; the Tenant shall hereinafter maintain the aforesaid improvements in a manner which is substantially similar to the composition, structure capacity, layout and condition of the aforesaid facilities as they existed on September 1, 1994.

2.      The Tenant  shall  maintain a race  paddock,  blacksmith  shop,  private
        kitchen  and  commissary  facilities  for  track  personnel,   perimeter
        fencing, mounding and landscaping.

3. The Tenant shall maintain a paved parking area for 2,000 vehicles which will be fully landscaped. The Tenant shall also maintain auxiliary parking for an additional 2,000 vehicles.

4. Any and all facilities and other improvements to be constructed by the Tenant shall be at the Tenant's expense, subject to no-lien contracts and with performance bonds. Further, the Tenant shall provide to the Board 30 days prior written notice of its intentions to so construct any improvements, and shall seek and shall receive the Board's approval of the design and specifications of said improvements (reasonably exercised to assure first class facilities).

5. The Tenant agrees to operate the barns and the track for boarding and training of horses as follows:

        a. The Premises will be available for boarding and training only standardbred horses, without charge, during the standardbred horse season established by the Tenant.

        b. The Premises will be available for boarding and training only thoroughbred horses, without charge, during the thoroughbred horse season established by the Tenant.

        c. The Tenant, in its discretion, may elect to make the Premises available for boarding and training of standardbred or thoroughbred horses as the Tenant may select when there are no live horse races at the Premises. If the Tenant elects to make the Premises available for boarding and training standardbred horses, then the Tenant shall allocate an appropriate number of stalls to certain of the specific standardbred horses training at Athletic Park on March 15, 1995 up to a maximum of 24 stalls.

        i. Except as set forth in Paragraph 5.cii below, stall rent for horses boarding and training at the Premises during the off-season shall be the full daily stall rent as determined by the agreement between the Tenant and the horsemen's group representing the majority of the horsemen racing horses at the Premises, subject to periodic review and approval by the Board, and which such approval shall not be unreasonably withheld. Further, the foregoing provision shall in no way be construed to allow the Board to interfere with or in any other way participate in or intervene into the negotiations between the Tenant and the horsemen's group regarding the aforesaid stall rent and agreement.

        ii. Stall rent for owners of the horses originally stabled at Athletic Park while such horses are stabled at the Premises shall be fifty percent (50%) of the daily stall rent specified in Paragraph 5.c.i. above.



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



        d. The Tenant may establish commercially reasonable rules and regulations for the training and boarding of horses, and impose other commercially reasonable rules and regulations, subject to periodic review and approval by the Board, such approval not to be unreasonably withheld. The current tenants of the Athletic Park facility shall be given first consideration for renting stalls.

6. The Tenant shall be responsible throughout the term of the Lease to keep and maintain the Premises in good, clean, sanitary and safe condition and repair.

7. The Board shall maintain the four lane boulevard road from 53rd Street to the Premises, which serves as the primary public access to the Premises.

8. The Board shall maintain the two lane street from Rangeline Road to the North boundary of the Premises, which serves as a horseman's entrance.

9. The Board shall be responsible for maintaining sanitary sewers, public water, and electricity which abut the boundary of the Premises and at the request of the Board, the Tenant shall allow any and all utility easements at no cost to the Board.

VII.    GENERAL CONDITIONS

1. This Lease is transferrable only upon written approval from the Board. This includes assignment of the Lease to another party and any changes, in the aggregate, of twenty (20%) percent or more of the ownership of the Tenant.

2. The Board shall have the right to inspect for the purpose of determining the state of repairs necessary. In the event the Board in its reasonable discretion, determines that certain basic repairs are essential, the cost of such repairs shall be determined by competitive bidding. The Board shall have the further right to compel the Tenant to place in escrow an amount equal to the cost of said repairs or to make such repairs within a reasonable time period.

3. Any substantial changes to the Premises must be approved by the Board, such approval not to be unreasonably withheld, in writing prior to being made.

4. All on-site utilities shall be underground, except those that pre-exist on the site.

5. Any leasehold improvements constructed by the Tenant are the property of the Tenant until the end of the Lease, at which time they become the property of the Board, at no cost to the Board.

6. The Tenant shall allow to the Board the unfettered right of access to and use of the leased property at no cost to the Board for purposes of performing its obligations and enforcing its rights hereunder

7. The Tenant shall not sub-lease or assign this Lease, without the Board's written approval. This written approval may be conditioned or withheld by and at the Board's sole discretions.

8. The Tenant shall not use or permit the use of the Premises or any portion thereof for:

        a.     Sales of alcoholic beverages to be consumed outside the Premises;

        b. Sale of diesel fuel oil, gasoline, tires or auto parts to be used outside the Premises;

        c. Commercial hotel/motel or other overnight lodging for the general public.

VIII.   TENANT'S DUTY TO PAY COSTS AND EXPENSES

1. The Tenant shall initiate, contract for and obtain, in its name any and all utility services that my be required by the Premises and the Tenant shall pay all charges for these services as they become due.



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



2. The Tenant shall pay and discharge when due, as additional rental, all state, municipal and local taxes, or special assessments, levies or other charges, of whatever nature, and whether ordinary or extraordinary in nature. Such payments, to the extent required by ordinance or other law, shall be paid in the name of the Board, and Tenant shall pay the same as specified above whether such taxes or other charges become due and payable during the term hereof or during period of renewal, or prior to execution of this Lease. Property owned and/or improvements made by the Board are not subject to taxation. If in the future it is determined that taxes are due on the Board's property and/or improvements made by the Board, such taxes shall be the responsibility of the Board.

3. The Tenant covenants and agrees to maintain, at the Tenant's expense, policies of insurance in forms, amounts, types, and with companies reasonably required from time to time by the Board, including without limitation the following:

        a.     Worker's compensation and employer's liability insurance.

        b.     So called all-risk and extended coverage casualty insurance.

        c. General comprehensive, public liability and property damage insurance.

        d.     Comprehensive automobile liability insurance.

        e.     Builder's all-risk insurance with fire and extended coverages.

        f.     Rent interruption insurance.

        g. The Tenant agrees to name the Board as an additional named insured on any of such policies.

IX.     PUBLIC USE

1. The expressed purpose for the development of the Premises is to replace the training facility at Athletic Park and to provide facilities available for other public uses. The Board and Tenant acknowledge that the purpose of replacing the training facility at Athletic Park shall be fulfilled by Tenant pursuant to its obligations as set forth within
        Section VI-5 hereof the Agreement. The Tenant acknowledges that the Premises is a public facility and that the public has the right to use the facility for public purpose not inconsistent with Tenant's rights hereunder, the Indiana Horse Racing Commission's Rules and Regulations, and the Tenant's security and safety rules. The purpose of the improvements made by the Board are for use by the public. The Board shall be entitled to use of the Premises for public purposes at all times, subject to the rights of the Tenant to use the Premises for pari-mutuel horse racing and race horse training as provided herein.

2. The Tenant acknowledges that the Premises is publicly owned by the Board and that the public using any part of said facilities is at all times entitled to proper respect and courteous treatment and service. The Tenant agrees that Tenant's operation of the Premises and supervision of employees, shall reflect and be consistent with this obligation to the public.

X.      TENANT SHALL NOT OBLIGATE THE BOARD

1. It is understood and agreed by both parties that the Tenant shall in no way or manner obligate the Board for any purchases, improvements or other expenditures made by the Tenant in the construction of improvements or operation of the Premises pursuant to and/or during the term of this Lease. The Tenant covenants and agrees that it is not and will not hold itself out to be an authorized agent, employee or servant of the Board.

XI.     INDEMNIFICATION OF THE BOARD

1. The Tenant agrees to indemnify and hold the Board and the property of the Board, including the leased Premises, free and harmless from any and all claims, liability, loss, damage or expenses resulting from the Tenant's occupation and use of the leased Premises, including (without limitation) any claim, liability, loss or damage arising by reason of the following:

        a. The death or injury of any person or persons, including the Tenant or any person who is an employee or agent of the Tenant, or the damage to or destruction of any property, including property owned by the Tenant or any

                                                                January 31, 1996
                                        6
               person who is an employee or agent of the Tenant, and caused or allegedly caused by either the condition of said Premises, or some act or omission of the Tenant or some agent, contractor, employee, or servant of the Tenant on the leased Premises;

        b. Any work performed on said Premises or materials furnished to said Premises at the request of the Tenant or any agent or employee of the Tenant; and

        c. The Tenant's failure to perform any provision of this Lease or to comply with any requirement of law or any requirement imposed on the Tenant or the leased premises by any duly authorized governmental agency or political subdivision.

XII.    DEFAULT AND FORFEITURE

1. The Board may enforce the performance of this Lease in any manner provided by law, and further, without waiving any claims for damages, this Lease shall be forfeited on a declaration of forfeiture by the Board if the Tenant shall default as follows:

        a. If the Tenant shall abandon, desert or vacate the Premises after sixty (60) days notice by the Board that such abandonment, desertion or vacation has occurred.

         b. If default for a period of twenty (20) days after written notice thereof by the Board shall be made by the Tenant in the payment of rent.

         c. If default shall be made by the Tenant in performance of any of the terms and conditions of this Lease that the Tenant is to perform and said default continues for a period of thirty (30) days or more after the notice of default is given, or such longer period as may be necessary in the Board's reasonable opinion to cure any default that cannot reasonably be remedied within such thirty (30) day period.

         d. If the Tenant shall make an assignment for the benefit of creditors, or is adjudicated as bankrupt, or takes advantage of an insolvency act, the Board may declare default immediately.

        e. If the Tenant fails to apply for a permit, in any calendar year, in accordance with rules of the Indiana Horse Racing Commission.

XIII.    TERMINATION OF LEASE

        Upon termination of this Lease, the Tenant shall quit and surrender the Premises including all leasehold improvements, in a clean and orderly condition to the Board.









                                                                January 31, 1996
                                        7

In witness whereof the Board and the Tenant have entered into this Lease as of the date first written above.


Tenant


Hoosier Park L.P.


/s/Jeff Smith
-------------------------
Jeff Smith, President




Board

City of Anderson, Indiana
Park and Recreation Board By:


/s/Robert Land
-------------------------
Robert Land, President

Attest:


/s/Heather Gillespie
-------------------------
Heather Gillespie, Secretary




Mayor, City of Anderson


/s/J. Mark Lawler
------------------------
J. Mark Lawler


Attest:

/s/Marie Riggs
-----------------------
Marie Riggs, City Clerk








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